Exhibit 10.4.5

KEY ENERGY SERVICES, INC.
2012 EQUITY AND CASH INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Award Agreement”), dated as of the ___ day of __________ 20__ (the “Date of Grant”), is entered into by and between Key Energy Services, Inc., a Maryland corporation (the “Company”), and «First_Name» «Last_Name» (the “Participant).
RECITALS
Pursuant to Section 3.2 of the Key Energy Services, Inc. 2012 Equity and Cash Incentive Plan (the “Plan”), the Administrator has determined to grant to the Participant the number of Restricted Stock Units set forth below (“RSUs”) on the terms and conditions set forth in this Award Agreement and the Plan. The RSUs being granted are contingent upon the Participant’s execution of this Award Agreement and compliance with the terms hereof.
Any capitalized terms not defined in this Award Agreement shall have their respective meanings set forth in the Plan. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan shall control.
NOW, THEREFORE, the parties hereto agree as follows:
1.Grant of RSUs. The Participant is hereby granted «Number» RSUs. As determined by the Company in its discretion and subject to the terms and conditions of this Award Agreement, each RSU represents either (i) an unfunded, unsecured promise by the Company to pay the Participant a cash amount equal to the Fair Market Value of a share of Common Stock or (ii) the right to receive one share of Common Stock.
2.    Vesting and Forfeiture. Subject to the terms and conditions of this Award Agreement and the Plan, RSUs shall vest in accordance with Schedule A hereto, provided that the Participant is in Continuous Service with the Company on each vesting date. Except as otherwise provided in the Plan, if the Participant’s Continuous Service terminates prior to any vesting date, all unvested RSUs shall immediately be forfeited and the Company shall make no payment to the Participant with respect to the forfeited RSUs.
3.    Settlement of RSUs. Within twenty business days following the vesting date of any outstanding RSUs, the Company shall deliver to the Participant, or his or her beneficiary, without charge, either (i) a payment in cash equal to the Fair Market Value of a share of Common Stock on such date for each RSU that vested, or (ii) the number of shares of Common Stock subject to the RSUs that vested on such date, in each case reduced by the amount of any applicable withholding taxes; provided that if the delivery of shares of Common Stock pursuant to clause (ii) would result in taxation prior to vesting in the taxing jurisdiction applicable to the Participant, then only clause (i) shall apply to the settlement of such Participant’s RSUs.

4.    Rights as a Stockholder. The Participant acknowledges that the Participant shall not have any right in, or with respect to, any shares of Common Stock (including, but not limited to, any voting rights or rights with respect to cash dividends paid on shares of Common Stock) corresponding to RSUs unless and until the RSUs are settled by the issuance of shares of Common Stock to the Participant pursuant to the terms of this Award Agreement.
5.    Taxes. To the extent that the receipt or the vesting of the RSUs result in income to the Participant for federal, state, provincial, local or other income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Administrator regarding payment of any federal, state, provincial, local or other taxes of any kind required by law to be withheld with respect to such income. The Administrator may permit payment of such taxes to be made through the tender of cash or Common Stock, the withholding of cash otherwise payable or Common Stock out of shares otherwise distributable (provided, however, that the value of any Common Stock withheld shall not exceed the minimum amount of tax required to be withheld by applicable law) or any other arrangement satisfactory to the Administrator. The Company shall, to the extent permitted by law, have the right to withhold cash or delivery of a stock certificate under this Award if the Participant does not pay such taxes to the Company. If the Participant does not pay the entire amount of such taxes to the Company within thirty (30) days after the date on which the income subject to such taxes is recognized, the Company shall withhold an amount of cash or Common Stock equal to the amount of such taxes remaining to be paid by the Participant and shall deliver any remaining cash or a certificate for the remaining shares to the Participant. Regardless of any action the Company or an affiliate takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and its affiliates make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant or vesting of the RSUs.
6.    Miscellaneous
(a)    Restrictions on Transfer. RSUs may not be transferred or otherwise disposed of by the Participant, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Administrator, or by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, the RSUs by any holder thereof in violation of the provisions of this Award Agreement shall be valid.
(b)    Compliance with Law and Regulations. This Award shall be subject to all applicable federal, state, foreign and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
(c)    Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan. To the extent that this Award Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Award Agreement shall be deemed to be modified accordingly.
(d)    Notices. Any notices required or permitted hereunder shall be addressed to the Company, at its principal offices, or to the Participant at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the mail, or sent by email, facsimile or personal delivery. Either party may, by notice to the other given in the manner aforesaid, change his or its address for future notices.
(e)    Amendment. This Award Agreement may be amended or modified by the Administrator at any time; provided, that, notice is provided to the Participant in accordance with Section 6(d) hereof; and provided, further, that, except as provided in the Plan, no amendment or modification which would constitute an impairment of the rights of the Participant as provided by this Award Agreement shall be effective unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
(f)    Successor. This Award Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Participant and his or her personal representatives and beneficiaries.
(g)    Adjustment Upon Changes in Capitalization. RSUs may be adjusted as provided in the Plan including, without limitation, Section 11 of the Plan. The Participant, by his execution and entry into this Award Agreement, irrevocably and unconditionally consents and agrees to any such adjustments as may be made at any time hereafter.
(h)    Authority of the Administrator. The Administrator shall have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations thereunder, and its decisions shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Award Agreement.
(i)    Governing Law. The validity, performance and construction of the Plan and this Award Agreement shall be governed by the laws of the State of Maryland, without regard to conflicts of laws principles. The Company and the Participant consent to the exclusive jurisdiction of the courts of Harris County, Texas. Any claim arising out of or related to this Award Agreement must be brought no later than six months after it has accrued.
(j)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs or future RSUs that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by Company or another third party designated by Company.

(k)    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(l)    No Right to Continuous Service. Nothing in this Award Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Participant’s Continuous Service at any time.

IN WITNESS WHEREOF, the Parties have executed this Award Agreement on the day and year first above written.
KEY ENERGY SERVICES, INC.

By:     ____________________________

Name: ____________________________

Title:    ____________________________

The undersigned hereby acknowledges receipt of the Plan, and accepts and agrees to all the terms and provisions of this Award Agreement and the Plan.

«First_Name» «Last_Name»
Employee ID: Number «Employee_Number»
«Street_1»
«Street_2»
«City», «Province» «Zip»
Canada

Schedule A

RESTRICTED STOCK UNITS	VESTING DATE